                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):February 2, 1998


                             ERC INDUSTRIES, INC.
                             --------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)

       0-14439                                   76-0382879
       -------                                   ----------
(Commission File Number)             (I.R.S. Employer Identification No.)


                 1441 Park Ten Boulevard, Houston, Texas 77084
                 ---------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code   (281) 398-8901
                                                           --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

          The audited historical balance sheet of Bompet, C.A. as of December 31, 1997 and 1996, audited statement of income and unappropriated retained earnings (deficit) for the years ended December 31, 1997 and 1996 and the statement of cash flows for the years ended December 31, 1997 and 1996 are set forth as ATTACHMENT A and are incorporated herein by reference.

          (b) PRO FORMA FINANCIAL INFORMATION

          Pro forma financial information for the business acquired subsequent to December 31, 1997 is set forth as ATTACHMENT B and are incorporated herein by reference.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ERC Industries, Inc.


                                     By:  /s/ James E. Klima
                                        -------------------------------------
                                     James E. Klima
                                     Vice President & Chief Financial Officer


DATE:  April 20, 1998

                                 ATTACHMENT A


March 3, 1998

To the Shareholders of
Bompet, C.A.


In our opinion, based upon our audits, the accompanying balance sheet and the related statement of income and unappropriated retained earnings (deficit) and cash flows present fairly, in all material respects, the financial position of Bompet, C.A. at December 31, 1997 and 1996, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

ESPINEIRA, SHELDON Y ASOCIADOS
      Price Waterhouse


German Santaella R.
CPC 10952

                                 BOMPET, C.A.
                   (Subsidiary of Inversiones Western, C.A.)


                                 BALANCE SHEET
                          (In United States dollars)



                                                   December 31,
                                                  --------------
                                                  1997      1996
                                                  ----      ----
          Assets
          ------
Current assets:
 Cash                                             80,007    343,139
 Accounts receivable -
  Trade, mainly from state-owned petroleum
   companies, net of allowance for doubtful
   accounts of some US$5,000                   2,504,217  1,436,658
  Employees and other                             52,003     13,865

 Inventories (Note 5)                          1,986,337  1,421,761
                                               ---------  ---------
      Total current assets                     4,622,564  3,215,423

Account receivable shareholder and
 related companies (Note 4)                            -  1,249,752
Fixed asset, net (Note 6)                        556,077    470,326
Other assets                                      14,520     14,891
                                               ---------  ---------
                                               5,193,161  4,950,392
                                               =========  =========
   Liabilities and Shareholders' Equity
   ------------------------------------

Current liabilities:
 Loans (Note 7)                                  607,833    524,659
 Accounts payable -
  Trade                                          873,819  1,024,702
  Dividend payable                               515,617          -
  Account payable shareholder and related
   companies (Note 4)                            564,279          -
  Accruals and other                             782,372    296,686
                                               ---------  ---------
      Total current liabilities                3,343,920  1,846,047

Accrued for employee termination benefits        260,277    172,495
                                               ---------  ---------
      Total liabilities                        3,604,197  2,018,542
                                               ---------  ---------
Shareholders' equity (Note 8):
 Capital stock                                 1,887,075  1,887,075
 Legal reserve                                   105,581    105,581
 Unappropriated retained earnings (deficit)     (403,692)   939,194
                                               ---------  ---------
      Total shareholders' equity               1,588,964  2,931,850
                                               ---------  ---------
                                               5,193,161  4,950,392
                                               =========  =========

                  The accompanying notes are an integral part
                          of the financial statements

                                 BOMPET, C.A.

                    STATEMENT OF INCOME AND UNAPPROPRIATED
                          RETAINED EARNINGS (DEFICIT)
                          (In United States dollars)


                                                        December 31,
                                                       --------------
                                                     1997           1996
                                                     ----            ----
Income:

Net sales and services                            9,806,537       6,216,813
                                                  ---------       ---------
Costs and expenses (Note 6):
 Cost of sales and services                       6,447,305       3,903,091
 Administrative and general expenses              1,327,019         655,305
 Selling expenses                                   102,591          87,017
 Interest                                           162,428          45,761
 Net (gain) loss on disposal of fixed assets        (13,114)        136,397
 Other expenses                                           -         188,126
 Write off of investment in subsidiaries                  -       4,384,072
 Translation adjustment                             192,817         181,957
                                                  ---------       ---------
                                                  8,219,046       9,581,726
                                                  ---------       ---------

  Income (loss) before taxes                      1,587,491      (3,364,913)

Income tax (Note 9):
 Current                                           (451,448)       (103,014)
                                                  ---------       ---------
     Net income (loss)                            1,136,043      (3,467,927)

Unappropriated retained earnings
 (deficit):
 At beginning of year                               939,194       4,472,023
 Dividends declared (Note 8)                     (2,478,929)          -
 Appropriated to legal reserve                        -             (64,902)
                                                  ---------       ---------
 At end of year                                    (403,692)        939,194
                                                  =========       =========


                  The accompanying notes are an integral part
                          of the financial statements

                                 BOMPET, C.A.


                            STATEMENT OF CASH FLOWS
                          (In United States dollars)



                                                      Years ended
                                                      December 31,
                                                      -----------
                                                   1997           1996
                                                   ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                              1,136,043      (3,467,927)
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities -
   Depreciation                                   131,428         233,300
   Accrual for employee termination benefits      154,084         106,845
   Translation adjustment                         192,817         181,957
   Net changes in operating assets and
    liabilities -
     Accounts receivable, net of the
      translation adjustment                     (130,298)     (1,734,199)
     Inventories                                 (564,576)       (419,041)
     Prepaid expenses and other assets                371          42,671
     Write off of investment in subsidiaries           -        4,384,072
     Accounts payable, accruals and other         980,618         825,830
   Payment of employee termination benefits       (66,302)       (119,324)
                                                ---------       ---------
       Net cash provided by operating
        activities                              1,834,185          34,184

NET CASH USED IN INVESTING ACTIVITIES:
Additions to fixed assets, net                   (217,179)       (109,399)
                                                ---------       ---------
NET CASH (USED IN) PROVIDED BY FINANCING
 ACTIVITIES:
  Net increase in loans                            83,174         400,710
  Dividends paid                               (1,963,312)             -
                                                ---------       ---------
                                               (1,880,138)        400,710

CASH AND CASH EQUIVALENTS:
 Increase (decrease) for the year                (263,132)        325,495
 At beginning of the year                         343,139          17,644
                                                ---------       ---------
 At end of the year                                80,007         343,139
                                                =========       =========



                  The accompanying notes are an integral part
                          of the financial statements

                                 BOMPET, C.A.



                       NOTES TO THE FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996



NOTE 1 - INCORPORATION AND ACTIVITIES:

The Company was incorporated in December 1974 and, together with its main subsidiaries, is engaged in the manufacture and trade of gate valves, for oil and gas production and processing, it also renders services for the installation and maintenance of this equipment. During 1996 the Company wrote off its investments in subsidiaries and recorded a loss of $4,384,072. The Company was a wholly owned subsidiary of Inversiones Western, C.A. prior to its sale to ERC Industries, Inc. (see Note 8).


NOTE 2 - TRANSLATION INTO U.S. DOLLARS:

The Company must maintain its financial records in Venezuelan bolivars ("Bs") in accordance with Venezuelan generally accepted accounting principles ("Venezuelan GAAP") and issue consolidated financial statements and pay dividends on this basis.

a) Basis of presentation and remeasurement into U.S. dollars -
For international reporting purposes Bompet, C.A. has elected to present its financial statements in accordance with United States generally accepted accounting principles ("U.S. GAAP").

The accompanying financial statements include certain adjustments to the historical bolivar financial statements to conform the accounting policies to U.S. GAAP. The remeasurement of the historical bolivar financial statements into U.S. dollars has been conducted in accordance with Statement of Financial Accounting Standards ("SFAS") N[degrees] 52 "Foreign Currency Translation" as applicable to an entity operating in a hyperinflationary environment. The historical bolivar accounts have been remeasured into U.S. dollars as follows:


         Accounts                          Exchange rate
         --------                          -------------

Balance sheet:
  Current assets, except inventories         Year-end
  Liabilities                                Year-end
  Inventories                               Historical
  Fixed assets                              Historical
  Shareholders' equity                      Historical
  Income and expenses                       Historical


Foreign exchange gains and losses arise mainly from the effect of exchange rate fluctuations on net monetary items denominated in bolivars, and are included in the statement of income for the year.

NOTE 3 - SIGNIFICANT ACCOUNTING PRINCIPLES IN USE:

a) Inventories -
Inventories are valued at the lower of average cost or market value.

b) Fixed assets -
The fixed assets are recorded at historical cost. Additions, renovations and improvements are recorded as part of the cost of the fixed assets. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets.

c) Accrual for employee termination benefits -
The Company accrues its liability for termination benefits, which are a vested right of workers, based on the provisions of the Venezuelan Labor Law.

In June 1997 the new Reform of the Venezuelan Labor Law was approved. The new system provides each employee with a transfer compensation equivalent to employee termination benefits at December 31, 1996, the calculation of which is to be made from specific bases. The Company's management assessed and recorded the effects resulting from the approval of this new Law, along with the provisions of the Reformed law and the Company's policies.

NOTE 4 - TRANSACTIONS AND ACCOUNTS WITH THE SHAREHOLDER AND RELATED COMPANIES:

At December 31, a summary of the account with the shareholder and related companies is presented below:


                                      1997      1996
                                      ----      ----
                                (In United States dollars)

Account Receivable Shareholder and
 Related Companies
 -----------------
Inversiones Western, C.A.               -     1,249,752
                                  -------     ---------
                                        -     1,249,752
                                  =======     =========

Account Payable Shareholder and
 Related Companies
 -----------------
Transporte Susi, S.R.L.            83,173          -
Inversiones Western, C.A.         481,106          -
                                  -------     ---------
                                  564,279          -
                                  =======     =========

The account payable to Inversiones Western, C.A. is mainly related to an amount ceded by purchase commissions to a related company, and the account payable to Transporte Susi, S.R.L. correspond to rent of vehicle during 1997.

The account receivable from Inversiones Western, C.A., is mainly related to collections made during 1996 by that company from the Company's clients.

Prior to acquisition (see Note 8) the Company forms part of a group of related companies and has significant accounts and transactions with companies of this Group. The main transactions carried out are summarized below:

                                         1997         1996
                                         ----         ----
                                    (In United States dollars)

Charges (credits):

 Net inventory (sales) purchases        (5,992)        2,044
 Administrative services              (364,560)     (262,682)
 Amount ceded                         (276,206)     (136,693)


NOTE 5 - INVENTORIES:

Inventories December 31, comprise the following:

                                        1997         1996
                                        ----         ----
                                   (In United States dollars)

Finished products, mainly equipment
 for the oil industry                  972,723       513,871
Components and parts for production    673,144       261,457
Inventory in transit                    67,682        85,272
Products in process                    272,788       400,669
Spare parts and supplies                     -       160,492
                                     ---------     ---------
                                     1,986,337     1,421,761
                                     =========     =========

NOTE 6 - FIXED ASSET:

Fixed asset at December 31, comprises the following:


                                        1997         1996
                                        ----         ----
                                   (In United States dollars)

Machinery                            1,696,567     1,525,488
Buildings and installations            443,861       259,630
Equipment and tools                    258,530       231,735
Furniture and office equipment         151,805       151,400
Vehicles                                66,790        56,677
                                     2,617,553     2,224,930
Accumulated depreciation            (2,108,787)   (1,889,245)
                                     ---------     ---------
                                       508,766       335,685
Land                                    20,469        20,469
Constructions in progress               26,842       114,172
                                     ---------     ---------
                                       556,077       470,326
                                     =========     =========

Depreciation in 1997 of some US$131,000 (some US$233,300 in 1996) was mainly recorded in the cost of sales and services. At December 31, 1997 some US$1,910,000 of the fixed assets are fully depreciated.

At December 31, 1996 land and some buildings were mortgaged. These mortgages were released during 1997 when the outstanding debt was replaced with loans from local banks. (see Note 7).

In January 1998, Bompet, C.A. sold part of its lands, buildings installations and vehicles to the shareholder of Inversiones Western, C.A. for the cancellation of $161,000 of account payable to shareholder and related companies. The net book value of the sold assets was some US$109,000.

NOTE 7 - LOANS:

At December 31, 1997 the Company has loans from locals banks guaranteed by the shareholder of Inversiones Western, C.A. repayable in January and February 1998 and bearing annual interest among 20% (27% at December 31, 1996). During 1997 these loans from local banks were utilized to retire all other loans outstanding.

NOTE 8 - SHAREHOLDER'S EQUITY:

Capital stock -
At December 31, 1997 and 1996, subscribed and paid-in capital stock is represented by 500,000 shares of US$3.77 par value each, wholly owned by Inversiones Western, C.A. In February 1998 Inversiones Western, C.A. sold 100% of their shares shares of the Company to ERC Industries, Inc. for a sales price of US $2.6 million. In addition, ERC Industries, Inc. will pay up to a maximum of $3.4 million in the event that the Company's earnings exceed certain thresholds during 1998, 1999 and 2000.

In the general and ordinary shareholders' meeting of December 1997, was agreed to decree and pay dividends in cash of some Bs 1.250.000.000 (approximately $2,478,929) charged to unappropriated retained earnings (deficit) at December 31, 1996 and upon interim gains related with the eleven months period ended at November 30, 1997, determined in historical bolivars.

NOTE 9 - TAXES:

Income tax -
The income Tax Law provides for an regular inflation adjustment for tax purposes. The Law also establishes that the new value resulting from its updating is to be depreciated over the remaining useful lives of the fixed assets.

Business assets tax -
This tax is complementary to income tax and is determined as 1% of the simple yearly average of inflation-adjusted non-monetary assets and monetary assets less any devaluation due to inflation. Business assets tax is due when it results in an amount higher than the income tax.

Deferred income tax -
U.S. GAAP, as defined under SFAS No. 109,Accounting for Income Taxes, requires that deferred income taxes be determined based on the difference between the financial reporting and tax bases of assets and liabilities. Any temporary differences between the financial reporting and tax bases of the Company's assets and liabilities are not material and accordingly no provision has been recorded for deferred income taxes. The difference between the tax provision recorded for financial reporting purposes and the Venezuelan statutory rate is primarily due to permanent differences resulting from the inflation adjustment discussed above.

                                                                    ATTACHMENT B


ERC Industries, Inc.
Pro Forma Condensed Consolidated Financial Statements

On February 2, 1998, the Company completed the acquisition ("Acquisition") of all the issued and outstanding capital stock of Bompet, C.A. ("Bompet"), a Venezuelan Company. In connection with the transaction, the Company paid the sole stockholder of Bompet, Inversiones Western, C.A., a purchase price of $2.6 million. In addition, the Company will pay up to a maximum of $3.4 million in the event that Bompet's earnings exceed certain thresholds during 1998, 1999 and 2000. The Company intends to account for the transaction as a purchase.

The accompanying pro forma condensed consolidated balance sheet and income statement have been prepared in accordance with the requirements of Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). These statements are presented for informational purposes only and are not indicative of the results of future operations, nor the results of historical operations had the acquisition occurred as of the assumed dates.

The accompanying pro forma condensed consolidated balance sheet as of December 31, 1997 has been prepared as if the Acquisition were consumated as of that date. The accompanying pro forma condensed consolidated income statement has been prepared assuming that the Acquisition of Bompet, C.A. had occurred on January 1, 1997 . Pursuant to the SEC's regulations, permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and are expected to have a continuing impact, and should be read in conjunction with the historical consolidated financial statements included ERC Industries, Inc.'s annual report on Form 10-K for the year ended December 31, 1997 and the Bompet audited financial statements as of December 31, 1997 and 1996 and for the years then ended included herein in item 7 (a).

                             ERC INDUSTRIES, INC.
                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
              (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)
                               DECEMBER 31, 1997


                                                                         BUSINESS
                                                                       ACQUIRED AFTER
                                                                          DECEMBER
                                                                          31, 1997      PRO FORMA
                                                           HISTORICAL     (NOTE 1)     ADJUSTMENTS      PROFORMA
                                                           ----------     --------     -----------     ---------
ASSETS
Current assets:
   Cash and cash equivalents                                $    -         $    80                       $     80
   Accounts receivable, net                                   18,689         2,556                         21,245
   Inventory                                                  25,081         1,986                         27,067
   Prepaid expenses and other current assets                     229            -                             229
   Deferred tax asset                                          2,520            -                           2,520
                                                            --------       -------       -------         --------
      Total current assets                                    46,519         4,622            -            51,141

Property, plant and equipment, net                             7,743           556       $  (109)(a)        8,220
                                                                                              30 (b)
Other assets                                                   1,634            15                          1,649
Deferred tax asset-non current                                   170            -                             170
Excess cost over net assets acquired, net                      4,317            -          1,090 (c)        5,407
                                                            --------       -------       -------         --------
      Total assets                                          $ 60,383       $ 5,193       $ 1,011         $ 66,587
                                                            ========       =======       =======         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Long-term debt and capital leases due within one year    $  8,156       $   608       $ 2,600 (d)     $ 11,364
   Accounts payable                                           13,465           874           564 (e)       14,903
   Dividend payable                                               -            516          (516)(f)           -
   Account payable shareholder and related companies              -            564          (564)(e)           -
   Other accrued liabilities                                   2,883           782           516 (f)        4,181
                                                            --------       -------       -------         --------
      Total current liabilities                               24,504         3,344         2,600           30,448
                                                            --------       -------       -------         --------

Long-term debt                                                 3,977           260                          4,237

Commitments and contingencies                                     -             -                              -

Shareholders' equity:
   Preferred stock, par value $1; authorized and
      unissued - 10,000,000 shares                                -             -                              -
   Common stock, par value $0.01; authorized -
      30,000,000 shares; 2,498,272 and 21,248,272
      issued and outstanding as of December 31, 1997
      and 1996, respectively                                     275         1,887        (1,887) (g)         275
Additional paid-in capital                                    24,842           106          (106) (g)      24,842
Retained earnings from January 10, 1989                        6,776          (404)          404  (g)       6,776
Translation adjustment                                             9            -                               9
                                                            --------       -------       -------         --------
      Total shareholders' equity                              31,902         1,589        (1,589) (g)      31,902
                                                            --------       -------       -------         --------
      Total liabilities and shareholders' equity            $ 60,383       $ 5,193       $ 1,011         $ 66,587
                                                            ========       =======       =======         ========

Note 1   Reflects the historical combined balance sheet for Bompet, C.A. as of December 31, 1997.


      See notes to pro forma condensed consolidated financial statements.

                             ERC INDUSTRIES, INC.
               PROFORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                                               BUSINESS
                                                             ACQUIRED AFTER
                                                               DECEMBER
                                                               31, 1997         PRO FORMA
                                             HISTORICAL        (NOTE 1)        ADJUSTMENTS        PROFORMA
                                             ----------        --------        -----------        --------
Revenues                                      $80,845          $ 9,807                            $90,652
Cost of goods sold                             61,780            6,447                             68,227
                                             --------          -------          -------           -------
   Gross profit                                19,065            3,360               -             22,425

Selling, general and administrative expenses   15,458            1,430              109 (h)        16,764
                                                                                    132 (i)
                                                                                   (365)(j)
                                             --------          -------          -------           -------
Operating income (loss)                         3,607            1,930              124             5,661
                                             --------          -------          -------           -------
Other (income) expense:
   Interest expense                               989              163              195 (k)         1,347
   Other, net                                      -               180                                180
                                             --------          -------          -------           -------
                                                  989              343              195             1,527
                                             --------          -------          -------           -------

Income (loss) before provision                  2,618            1,587              (71)            4,134
   (benefit) for income taxes

Provision (benefit) for income taxes            1,394              451               14 (l)         1,859
                                             --------          -------          -------           -------
Net income (loss)                             $ 1,224          $ 1,136          $   (85)          $ 2,275
                                              =======          =======          =======           =======
Basic net income (loss) per share             $  0.05                                             $  0.10
                                              =======                                             =======
Weighted average number of shares outstanding  23,217                                              23,217
                                              =======                                             =======


Note 1   Reflects the historical combined statement of operations for Bompet, C.A. for the 12 months ended December 31, 1997.


      See notes to pro forma condensed consolidated financial statements.

                             ERC INDUSTRIES, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The accompanying unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") for ERC Industries, Inc. (the "Company") have been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company set forth in its previously filed Annual Report on Form 10-K for the year ended December 31, 1997.

The Pro Forma Financial Statements are based on certain assumptions and preliminary estimates which are subject to change. The Pro Forma Financial Statements do not purport to be indicative of the results which would actually have been obtained had the acquisition been completed on the date indicated or which may be obtained in the future.

The pro forma adjustments which have been made to the accompanying Pro Forma Financial Statements are described below:

     (a) Reflects the net book value of the land and buildings specifically excluded in the share purchase agreement.

     (b) Reflects the purchase price allocation of the business acquired.

     (c) Reflects the excess of the purchase price over the estimated fair value of the tangible assets acquired.

     (d) Reflects the debt incurred in connection with the financing of the acquisition.

     (e) Reflects the reclassification of Bompet related party payables to accounts payable.

     (f) Reflects the reclassification of Bompet dividends payable to accrued liabilities.

     (g) Reflects the elimination of the equity of the business acquired.

     (h) Reflects one period of the amortization of excess cost over net assets acquired related to the acquisition over a 10 year period on a straight-line basis.

     (i) Reflects the rental expense for the land and buildings that will be leased from the former owner of Bompet. (see Note (a)).

     (j) Reflects the effect of the administrative services fee charged by Bompet's former owner that will not be incurred by the Company.

     (k) Reflects the interest cost for the financing of the purchase price of the acquisition through the Company's credit facility.

     (l) Reflects income tax effect of the above pro forma adjustments excluding nondeductible goodwill amortization.